UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2009 (May 5, 2009)

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Endo Pharmaceuticals Holdings Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard
Chadds Ford, PA 19317
(Address of principal executive offices)

Registrant's telephone number, including area code: (610) 558-9800

Not Applicable
Former name or former address, if changed since last report

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 5, 2009, the Board of Directors of Endo Pharmaceuticals Holdings Inc. (the "Company") met and approved the execution of a standard form of indemnification agreement (the "Indemnification Agreement") with each of the Company's directors and named executive officers, following which the Company entered into the Indemnification Agreement with each of its current directors and named executive officers (each, an "Indemnitee"). The Company's current directors are Roger H. Kimmel, John J. Delucca, David P. Holveck (who also serves as the President and Chief Executive Officer), Nancy J. Hutson, Michael Hyatt, Clive A. Meanwell, M.D., Ph.D., William P. Montague, Joseph C. Scodari and William F. Spengler, and the Company’s current named executive officers are, in addition to David P. Holveck, Ivan Gergel, M.D., Alan G. Levin, Caroline B. Manogue, Edward J. Sweeney and Nancy J. Wysenski.  The summary description below of the Indemnification Agreement is qualified in its entirety by reference to the Form of Indemnification Agreement that is filed as Exhibit 10.1 to this report and incorporated herein by reference.

The Indemnification Agreement provides for indemnification, to the fullest extent permitted by Delaware law, for expenses, attorneys' fees, judgments and certain other amounts actually and reasonably incurred by Indemnitee with respect to claims asserted against an Indemnitee by reason of such Indemnitee's position as a director or officer of the Company and with respect to proceedings to which an Indemnitee is not a party but is a witness or otherwise asked to participate by reason of such Indemnitee's position as a director or officer of the Company.  The Indemnification Agreement also requires the Company to advance certain amounts associated with such claims, subject to reimbursement if the Indemnitee is ultimately determined not to be entitled to indemnification under applicable law. The Indemnification Agreement provides that, subject to certain exceptions, no indemnification will be provided (1) to the extent that payments have actually been made to the Indemnitee under any insurance policy, (2) for claims under Section 16(b) of the Securities Exchange Act of 1934, as amended, (3) for claims brought by the Indemnitee, except (i) a claim to enforce the Indemnification Agreement, (ii) a claim that the Board of Directors of the Company approves prior to its initiation or (iii) if the Company provides the indemnification, in its sole discretion, pursuant to its powers under applicable law, or (4) if it is determined that Indemnitee would not be entitled to indemnification, subject to an appeal by Indemnitee.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2009, the Company’s Board of Directors appointed Alan G. Levin as the Company’s Executive Vice President and Chief Financial Officer.

        From June 2008 until present, Mr. Levin, 47, was the executive vice president and chief financial officer of Moksha8 Pharmaceuticals, Inc., a privately held, specialty pharmaceuticals company focused in Latin America and other emerging markets.  From 1987 until 2007, Mr. Levin worked at Pfizer Inc. where he worked for 20 years in a variety of executive positions of increasing responsibility, including treasurer, senior vice president of finance and strategic management for the company’s research and development organization and most recently senior vice president and chief financial officer. Mr. Levin began his career in public accounting and received a bachelor’s degree from Princeton University and a master’s from New York University’s Stern School of Business.

In connection with Mr. Levin’s appointment as Executive Vice President and Chief Financial Officer, on May 7, 2009, he entered into an executive employment agreement (the “Employment Agreement”) with the Company effective as of June 1, 2009 (the “Effective Date”).

The summary description below of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement that is filed as Exhibit 10.2 to this report and incorporated herein by reference.

The initial term of the Employment Agreement is three years and renews automatically for an additional one-year period unless either party gives 120 days’ notice of non-renewal (the “Employment Term”). Under the Employment Agreement, Mr. Levin is entitled to a base salary of $600,000 and an annual cash performance bonus with a target of 55% of salary and a maximum bonus of 200% of salary. For each fiscal year during the Employment Term, Mr. Levin will be eligible to receive equity-based compensation in an amount up to 200% of salary.  Upon the commencement of Mr. Levin’s employment with the Company on the Effective Date, Mr. Levin will be granted (1) 80,000 stock options valued with reference to the closing market price on the Effective Date vesting ratably over four years (the "Initial Stock

Options"), (2) 43,500 restricted stock units vesting ratably over four years (the "Initial RSUs"), and (3) a $225,000 one-time cash bonus (which must be repaid to the Company in full if Mr. Levin voluntarily terminates his employment or is terminated by the Company for cause within 18 months of the Effective Date).  Mr. Levin is also entitled to employee benefits, executive benefits, perquisites, reimbursement of expenses and vacation on the same basis as other senior executives, except that Mr. Levin shall not be entitled to any excise tax gross-up under Section 280G or Section 49999 of the Internal Revenue Code (or any successor provision) or any other tax gross-up.

The Employment Agreement provides that on termination of Mr. Levin's employment by the Company without cause or by Mr. Levin for good reason (each as defined in the Employment Agreement), Mr. Levin will be entitled to any accrued compensation as of the termination date, a prorated bonus for the year of termination (based on actual results), severance in an amount equal to two times the sum of his base salary and target bonus, two years of additional vesting on the Initial Stock Options and the Initial RSUs, and continuation of health and life insurance benefits for two years following termination. Receipt of this severance is conditioned on Mr. Levin’s release of claims against the Company.  Payments upon death or disability include any accrued compensation, a prorated bonus for the year of termination, and in the event of disability, 24 months of salary continuation offset by disability benefits. If the Employment Agreement is not renewed and, in connection with such non-renewal, Mr. Levin terminates employment, Mr. Levin will be entitled to a prorated bonus for the year of termination (based on actual results), and, in the event that it is the Company that elects to not renew the Employment Agreement, any unvested Initial Stock Options and the Initial RSUs will become vested.  In the event of a change in control (as defined in the Employment Agreement), the Initial Stock Options and the Initial RSUs will vest in full.  If Mr. Levin is entitled to any change in control payments that would constitute “excess parachute payments” subject to the excise tax imposed under Sections 280G and 4999 of the Internal Revenue Code, his payments will not be “grossed up” but instead will be reduced to the extent necessary to avoid the excise tax, but only if such reduction will result in a higher after-tax payment to Mr. Levin.  If any excise taxes are owed by Mr. Levin as a result of his receipt of any excess parachute payments, Mr. Levin will be responsible for paying all such excise taxes.

The Employment Agreement also contains covenants not to solicit for 24 months and not to compete for 18 months after termination, nondisparagement, and cooperation in any investigation and litigation.

A copy of the press release announcing Mr. Levin’s appointment as Executive Vice President and Chief Financial Officer is attached hereto as Exhibit 99.1.

Item 8.01.	Other Events.

On May 5, 2009, the Company’s Board of Directors adopted a policy that provides that the Company does not intend to enter into any future employment agreements that include excise tax gross-ups with respect to payments contingent upon a change in control (beginning with, and including, the employment agreement entered into with Mr. Alan Levin which, as described above, does not include an excise tax gross-up).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Form of Indemnification Agreement.
10.2	Executive Employment Agreement between Endo Pharmaceuticals Holdings Inc. and Alan G. Levin.
99.1	Press Release dated May 7, 2009, announcing the appointment of Alan G. Levin as Executive Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/s/ Caroline B. Manogue
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief
Legal Officer & Secretary

Dated: May 8, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Form of Indemnification Agreement.
10.2	Executive Employment Agreement between Endo Pharmaceuticals Holdings Inc. and Alan G. Levin.
99.1	Press Release dated May 7, 2009, announcing the appointment of Alan G. Levin as Executive Vice President and Chief Financial Officer.